Exhibit 10.28

Consulting Agreement between the Registrant and Pacific
Consulting Group dated September 1, 1995.

                        INDEPENDENT CONTRACTOR AGREEMENT

     THE AGREEMENT is made and entered into as of this lst day of September, 1995 by and between Debbie Reynolds Hotel & Casino, Inc. (Client), with its principal place of business in Las Vegas, Nevada, and Pacific Consulting Group, Inc., a Nevada corporation ("PC"), an independent contractor, with its place of business at 1821 WCR27 Brighton, Colorado 80601.

                                    RECITALS

     WHEREAS, Client is engaged in the Timeshare, Hotel Industry.

     WHEREAS, PC is in the business of providing general business consulting services, including strategic business planning services, to companies.

     WHEREAS, in the operation of Client's business, Client is in need of the services which PC provides and wishes to enter into a business arrangement with PC to provide such services.

     IN CONSIDERATION of the promises and mutual covenants hereby contained, it is hereby agreed as follows:

                                   AGREEMENTS

1.   Terms of Contract

     This Agreement will become effective on September 1, 1995 and will continue in effect for a period of six (6) months unless earlier terminated pursuant to
Section 5 of this Agreement.

2.   Services to be Performed by Contractor

     2.1 Specific Services PC agrees to provide general business consulting services, including strategic business planning services, to Client.

     2.2 Independent Contractor Status. It is the express intention of the parties that PC be an independent contractor and not an employee, agent, joint venturer or partner of Client. Client shall have no right to and shall not control the manner or prescribe the method by which PC performs the above-described services. PC shall be entirely and solely responsible for its own actions and the actions of its agents, employees or partners while engaged in the performance of services required by this Agreement. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and PC or any employee or agent of PC. Both parties acknowledge that PC is not an employee for state or federal income tax purposes and PC specifically agrees that it shall be exclusively liable for the payment of all income taxes, or other state or federal charges, that are due as a result of receipt of any consideration for the performance of services required by this Agreement. PC agrees that any such consideration is not subject to withholding by the Client for payment of any taxes and PC directs Client not to withhold any sums for the consideration paid to PC for the services provided hereunder. PC shall retain the right to perform services for others during the term of this Agreement.

     2.3 Use of Employees of Contractor, PC may, at PC's own expense, use any employees or subcontractors as PC deems necessary to perform the services required of PC by this Agreement. Client may not control, direct or supervise PC's employees or subcontractors in the performance of those services.

     2.4 Expense, PC shall be responsible for all costs and expenses incident to the performance of services required by this Agreement, including but not limited to, the cost of materials used by PC, travel, fees, fines, licenses, bonds and taxes required of, or imposed against PC, and all other of PC's costs of doing business.

3.   Compensation

     3.1 Stock, Client and PC agree that PC shall receive fifty thousand shares of Client's tradable common stock to be delivered to PC after this agreement has been executed.

4.   Obligations of Client

     4.1 Cooperation, Client shall comply with all reasonable requirements of PC and provide access to all documents reasonably necessary to the performance of PC's duties under this Agreement.

5.   Termination of Agreement

     5.1 Termination on Notice, Notwithstanding any other provision of this Agreement, the client may terminate this Agreement at any time by giving thirty
(30) days written notice to the other party. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force for a period of six (6) months.

     5.2 Termination on Occurrence of Stated Event, This Agreement will terminate automatically on the occurrence of the following event:

               (a)   bankruptcy or insolvency of either party.

6.   General Provisions

     6.1 Further Acts, Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     6.2 Entire Agreement, This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument signed by the parties affected thereby, or their respective successors or assigns. This Agreement cancels and supersedes all prior agreements, if any, oral or written, among Client and PC.

     6.3 Severability, If any provision of this Agreement shall be held invalid such invalidity shall not affect the other provisions hereof, and to this extent the provisions of this Agreement are intended to be and shall be deemed severable.

     6.4 Counterparts, This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, to the address of the parties set forth in the first paragraph of this Agreement or at such address as may have been provided in like manner in writing to both of the parties to this Agreement. Any notice that is sent by mail under this Agreement shall be considered received on the date on which it is actually delivered to the premises of the party of whom it is properly addressed, such date to be conclusively evidenced by the date of the return receipt.

     6.6 Governing Law, This Agreement shall be construed in accordance with, and governed by the laws of the State of Nevada.

     6.7 Assignment, No party to this Agreement may assign this Agreement or its right or obligations hereunder without the written consent of the others.

     6.8 Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     6.9 Pronouns, All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     6.10 Waiver, No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     6.11 Acknowledgment Concerning Counsel, Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     6.12 Arbitration, Any controversy, claim, misunderstanding, course of action, matter in question, breach, disagreement, dispute, or other related matter arising out of, or relating to this Agreement, or the relationship between the parties, shall be decided by mandatory binding arbitration before the American Arbitration Association in Las Vegas, Nevada. In such arbitration, the parties shall be entitled to the full discovery rights accorded to litigants under the Laws of Nevada. The prevailing party shall be entitled to recover all costs and expenses incurred, including its reasonable attorney's fees, related costs, and any advanced arbitration expenses.

     6.13 Indemnification, PC and its principle, Messrs. Randy Sasaki, will indemnify and hold harmless Client and its officers, directors, agents and employees against any and all losses, or liabilities, including reasonable attorneys fees and costs and expenses, which may be incurred by Client as a result of statements made by PC which are inaccurate or misleading or the failure by PC to state facts, which are necessary to be stated in order to make statements made not misleading.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CLIENT:                            DEBBIE REYNOLDS HOTEL & CASINO, INC.

                                   By:  /s/ Todd Fisher
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                                   Its:  CEO
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                                   PACIFIC CONSULTING GROUP

                                   By:  /s/ Randy Sasaki
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